UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014
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Quantum Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13449	94-2665054
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

224 Airport Parkway, San Jose, California 95110
(Address of Principal Executive Offices)

(408) 944-4000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to (i) that certain Credit Agreement, dated March 29, 2012 (the “Credit Agreement”), by and among Wells Fargo Capital Finance LLC, as administrative agent (the “Agent”), the lenders that are parties thereto (the “Lenders”), and Quantum Corporation (the “Company”), and (ii) that certain Security Agreement, dated March 29, 2012 (the “Security Agreement”), by and between the Company and the Agent.

On February 6, 2014, the Company entered into the Consent and Fifth Amendment to Credit Agreement (the “Fifth Amendment”), among the Company, the Agent and the Lenders, pursuant to which the definition of Consolidated EBITDA was modified, among other amendments.

On April 24, 2014, the Company entered into the Sixth Amendment to Credit Agreement and Second Amendment to Security Agreement (the “Sixth Amendment”), among the Company, the Agent and the Lenders, pursuant to which, among other amendments, the maximum principal amount of loans that is available to be borrowed under the Credit Agreement was amended to be the lesser of (x) $75,000,000 and (y) the amount of the borrowing base, which consists of components for accounts [receivable], inventory and royalty streams of certain intellectual property.

In addition, the financial covenants were amended to require that the Company maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement, as amended) of at least 1.20 for the 12 month period ending on the last day of any fiscal month during which revolver usage equals or exceeds $5,000,000. Additionally, the Company is required to maintain average liquidity during each fiscal month of at least $15,000,000.

The Sixth Amendment also amends the Credit Agreement to permit the Company to use the proceeds of loans to prepay the notes issued under that certain Indenture, dated as of November 15, 2010 (the “2010 Indenture”), between the Company and U.S. Bank National Association.  As a condition to any such prepayment, the Company must have a Fixed Charge Coverage Ratio (as defined in the Credit Agreement, as amended) of at least 1.50 for the 12 month period ending with the most recently completed fiscal month of the Company, liquidity must be greater than or equal to $25,000,000, and no default or event of default under the Credit Agreement shall be continuing or would result from such prepayment.  The Sixth Amendment also amends the maturity date, such that the Credit Agreement does not mature prior to the notes issued pursuant to the 2010 Indenture so long as an amount sufficient to repay the notes is available to be drawn under the Credit Agreement or is deposited into escrow or in an account subject to a control agreement in favor of the Agent.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, the Security Agreement, and the Fifth Amendment and Sixth Amendment, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d)     Exhibits.

Exhibit No.	Exhibit Description
10.1	Consent and Fifth Amendment to Credit Agreement, dated February 6, 2014, by and among Wells Fargo Capital Finance, LLC, as administrative agent, the lenders that are parties thereto, and Quantum Corporation.

10.2	Sixth Amendment to Credit Agreement and Second Amendment to Security Agreement, dated April 24, 2014, by and among Wells Fargo Capital Finance, LLC, as administrative agent, the lenders that are parties thereto, and Quantum Corporation.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 28, 2014	Quantum Corporation

	By:	/s/ Shawn D. Hall
	Name:	Shawn D. Hall
	Its:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Consent and Fifth Amendment to Credit Agreement, dated February 6, 2014, by and among Wells Fargo Capital Finance, LLC, as administrative agent, the lenders that are parties thereto, and Quantum Corporation.

10.2	Sixth Amendment to Credit Agreement and Second Amendment to Security Agreement, dated April 24, 2014, by and among Wells Fargo Capital Finance, LLC, as administrative agent, the lenders that are parties thereto, and Quantum Corporation.